EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 21, 2020, with respect to the consolidated financial statements and the related financial statement schedule included in the Annual Report of Perma-Pipe International Holdings, Inc. and subsidiaries on Form 10-K for the year ended January 31, 2020.  We consent to the incorporation by reference of said report in the Registration Statements of  Perma-Pipe International Holdings, Inc. on Forms S-3 (File No. 333-230895, effective May 14, 2019; File No. 333-21951, effective August 13, 1997; File No. 333-44787, effective January 23, 1998; and File No. 333-139432, effective December 18, 2006) and on Forms S-8 (File No. 333-08767, effective July 25, 1996; File No. 333-121526, effective December 22, 2004; File No. 333-130517, effective December 20, 2005; File No. 333-182144, effective June 15, 2012; File No. 333-186055, effective January 16, 2013; File No. 333-190241, effective July 30, 2013; and File No. 333-224642, effective May 3, 2018).

/s/ GRANT THORNTON LLP

Chicago, Illinois

April 21, 2020